Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Birks Group Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-218932 and 333-139613) and the Registration Statement on Form F-3 (No. 333-173110) of Birks Group Inc. of our report dated July 8, 2020, with respect to the consolidated balance sheets of Birks Group Inc. as of March 28, 2020 and March 30, 2019, and the related consolidated statements of operations, other comprehensive income (loss), changes to stockholders’ equity and cash flows for the years ended March 28, 2020, March 30, 2019, and March 31, 2018, and the related notes, which report appears in the March 30, 2020 Annual Report on Form 20-F of Birks Group Inc. Our report refers to a change in the method of accounting for leases.

/s/ KPMG LLP*

July 8, 2020 Montreal, Canada

*CPA auditor, CA, public accountancy permit No. A131106

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of Independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.